UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting material pursuant to § 240.14a-12

Oppenheimer Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
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FOR IMMEDIATE RELEASE

Oppenheimer Holdings Inc. Announces That Its 2020 Annual Stockholders Meeting

Will Be Held In Virtual Format

New York, April 23, 2020 -- Oppenheimer Holdings Inc. (NYSE: OPY) (the “Company”) today announced that, due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, directors, officers and employees, as well as to adhere to applicable Federal and state “Stay-at-Home” orders, the location of the Company’s 2020 Annual Stockholders Meeting has been changed and will be held as scheduled on Monday, May 11, 2020 at 4:30 p.m. Eastern time over the internet in a virtual meeting format only. You will not be able to attend the 2020 Annual Meeting in person.

If you were a stockholder of record at the close of business on the record date of March 13, 2020, you are entitled to attend the virtual annual meeting. To attend the virtual annual meeting, stockholders will need access to an internet-connected device for the full duration of the virtual annual meeting. Holders of Class A non-voting common stock (“Class A Stockholders”) will be able to listen in and to view the meeting and have an opportunity to submit questions for consideration and response at or after the meeting by emailing info@opco.com, while holders of Class B voting common stock (“Voting Stockholders”) will be able to listen in and to view the meeting, vote on all business properly brought before the meeting and submit questions in advance by emailing info@opco.com or online during the meeting for consideration and response during or after the meeting. Voting Stockholders can vote by proxy in advance of the meeting and online during the meeting. Detailed instructions to remotely access, participate in and vote at the virtual annual meeting are available at https://www.oppenheimer.com/about-us/investor-relations/proxies.aspx. In addition, Voting Stockholders will receive a notice with additional information by mail from Computershare.

Please note that the proxy card included with the proxy materials previously distributed to you will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. Whether or not Voting Stockholders plan to attend the virtual-only annual meeting, the Company urges Voting Stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services, including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 93 retail branch offices in the United States and has institutional businesses located in London, Tel Aviv, and Hong Kong.

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NOTICE OF CHANGE OF LOCATION
OF 2020 ANNUAL MEETING OF STOCKHOLDERS
OF OPPENHEIMER HOLDINGS INC.
TO BE HELD ON MAY 11, 2020

April 23, 2020

Dear Oppenheimer Holdings Inc. Class B Voting Common Stockholder:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, directors, officers and employees, please note that the location of the 2020 Annual Meeting of Stockholders of Oppenheimer Holdings Inc. has been changed and will be held over the internet in a virtual meeting format only. You will not be able to attend the 2020 Annual Meeting in person.

If you were a holder of record of the Class B voting common stock at the close of business on the record date of March 13, 2020, you are eligible to vote at the meeting. The virtual meeting will be hosted on Monday, May 11, 2020 at 4:30 p.m. Eastern Time by logging into www.meetingcenter.io/259375042. The password for the meeting is OPY2020.

You will also need your voter control number located in the circle in the shaded bar above.

Please note that the proxy card included with the proxy materials previously distributed to you will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Annual Meeting. Whether or not you plan to attend the virtual-only annual meeting, we urge you to vote and submit your proxy in advance of the 2020 Annual Meeting by one of the methods described in the proxy materials.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Dennis P. McNamara

Secretary